UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

GLADSTONE INVESTMENT CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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On Friday, July 24, 2015, Gladstone Investment Corporation (the “Company”) mailed a letter to certain of its stockholders of record as of June 8, 2015 (“Record Date Stockholders”) in connection with its 2015 Annual Meeting, urging Record Date Stockholders to cast their votes on the proposals described in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on June 19, 2015.

The text of the letter is attached below.

July 24, 2015

Dear Fellow Stockholder:

We are writing to remind you that the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Gladstone Investment Corporation (the “Company”) will be held at the corporate headquarters of The Gladstone Companies, 1521 Westbranch Drive, Suite 100, McLean, Virginia on Thursday, August 6, 2015, at 11:00 a.m. Eastern Daylight Time.

Our records indicate that as of June 8, 2015, the “Record Date” for the Annual Meeting, you held shares of the Company and, therefore, you are entitled to vote on the matter described in the Company’s Definitive Proxy Statement for the Annual Meeting (the “Proxy Statement”) and set forth on the proxy card attached thereto, which were mailed to you on or about June 19, 2015. Our records indicate that we have not yet received your vote.

REMEMBER: Your vote is important, no matter how large or small your holdings may be. Please take a moment to vote your shares.

In particular, the Company’s Board of Directors recommends that you vote your shares in favor of the proposal described in the Proxy Statement and set forth on the proxy card. Voting promptly may help reduce solicitation costs and will eliminate your receiving follow-up phone calls or mailings.

As the date of the Annual Meeting approaches, if we have not received your proxy you may receive a phone call from a representative of Georgeson Inc., the Company’s proxy solicitor, reminding you to exercise your right to vote.

Thank you in advance for your participation and your consideration in this extremely important matter.

Sincerely,

David Gladstone

Chairman and Chief Executive Officer

Important Information

On June 19, 2015, Gladstone Investment Corporation filed a Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) with the Securities and Exchange Commission (“SEC”) in connection with Gladstone Investment Corporation’s 2015 Annual Meeting of Stockholders. Stockholders are strongly advised to read the Proxy Statement carefully before making any voting or investment decision because the Proxy Statement contains important information. Gladstone Investment Corporation’s Proxy Statement and any other materials filed by Gladstone Investment Corporation with the SEC can be obtained free of charge at the SEC’s website at www.sec.gov or from Gladstone Investment Corporation at www.gladstoneinvestment.com.